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                                                                    Exhibit 8.1


                         [LATHAM & WATKINS LETTERHEAD]


                                  July 6, 2001



Excel Legacy Corporation
17140 Bernardo Center Drive
Suite 300
San Diego, California 92128

                  Re: Tax Consequences of Offer to Exchange Shares of Series A Preferred Stock of Price Enterprises, Inc.
                           ---------------------------------------------------

Gentlemen:

                  We have acted as special tax counsel to Excel Legacy Corporation, a Delaware corporation ("Legacy"), in connection with the registration of 8.75% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share (the "Series A Preferred Stock"), of Price Enterprises, Inc., a Maryland corporation ("Enterprises"), pursuant to the Form S-4 Registration Statement/Prospectus/Consent Solicitation Statement filed with the Securities and Exchange Commission (as amended, and together with the information incorporated by reference or deemed included therein, the "Registration Statement"). As described in the Registration Statement, Enterprises is offering (the "Exchange Offer") to exchange shares of its Series A Preferred Stock for all outstanding (i) 9.0% Convertible Redeemable Subordinated Secured Debentures due 2004 of Legacy (the "Debentures"), and (ii) 10.0% Senior Redeemable Secured Notes due 2004 of Legacy (the "Notes"). This opinion is being delivered to you in connection with the Registration Statement filed with respect to the Exchange Offer.

                  In rendering our opinion, we have examined and, with your consent, are relying upon (without any independent investigation or review thereof) the truth, accuracy and completeness, at all relevant times, of the information, statements, covenants, representations and warranties contained in
(i) the Registration Statement, and (ii) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of Legacy and Enterprises. This opinion is based on various statements of fact and assumptions, including the statements of fact and representations set forth in the Registration Statement. The opinions expressed herein are conditioned on the initial and continuing accuracy of the information, statements, covenants, representations and warranties set forth in the documents, records and filings referred to above. In our examination, we have assumed the genuineness of all signatures, the conformity to


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LATHAM & WATKINS

Excel Legacy Corporation
July 6, 2001
Page 2


original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

                  We hereby consent to the use of our name under the captions "Material United States Federal Income Tax Considerations of the Exchange Offer" and "Legal Matters" in the Registration Statement and to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                  No opinion is expressed on any matters other than those specifically referred to herein. This opinion represents our best judgment regarding the application of United States federal income tax laws arising under the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, pertinent judicial authorities and published rulings and other pronouncements of the Internal Revenue Service, all as of the date hereof. We express no opinion as to the tax consequences of the Exchange Offer under any laws other than the federal income tax laws of the United States.

                  This opinion does not address the tax consequences of any transaction effected prior to or after the Exchange Offer (whether or not such transactions were effected in connection with the Exchange Offer), including, without limitation, (i) the merger (the "Merger") of a wholly-owned subsidiary of Enterprises with and into Legacy pursuant to the Agreement and Plan of Merger, dated as of March 21, 2001 (as amended, the "Agreement"), among Legacy, Enterprises, and PEI Merger Sub, Inc., a Maryland corporation, (ii) the Tender Offer (as defined in the Agreement), or (iii) the Legacy Asset Transfer (as defined in the Agreement). This opinion also does not address the United States federal income tax considerations applicable to holders of Notes or Debentures or other persons subject to special treatment under United States federal income tax law, including, for example, holders of Notes or Debentures who are dealers in securities or insurance companies, holders who are foreign persons and holders who hold Notes or Debentures as part of a hedge, straddle or conversion transaction.

                  We have assumed that (i) all parties to the Agreement, and to any other documents reviewed by us, have acted, and will act, in accordance with the terms of the Agreement and such other documents, (ii) pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions, the Merger will be consummated prior to, or concurrently with, the consummation of the Exchange Offer, and (iii) all statements, descriptions and representations contained in any of the documents referred to herein or otherwise made available to us are true, complete and correct, and no actions have been taken or will be taken which are inconsistent with such statements, descriptions or representations or which make any such statements, descriptions or representations untrue, incomplete or incorrect at the time of the consummation of the Exchange Offer.


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LATHAM & WATKINS

Excel Legacy Corporation
July 6, 2001
Page 3


                  Based solely on and subject to (a) the qualifications, assumptions and limitations set forth herein, and (b) the qualifications, limitations, representations and assumptions contained in the portion of the Registration Statement captioned "Material United States Federal Income Tax Considerations of the Exchange Offer," we are of the opinion that the statements in the Registration Statement set forth under the caption "Material United States Federal Income Tax Considerations of the Exchange Offer," to the extent such statements constitute matters of law, summaries of legal matters or legal conclusions, are the material United States federal income tax consequences of the Exchange Offer under applicable law.

                  Except as set forth above, we express no other opinion as to the tax consequences of the Exchange Offer and related transactions to any party under federal, state, local or foreign laws. Our opinion is not binding on the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions herein. Also, any variation or difference in the facts, information, statements and representations from those set forth in the statements of fact and representations set forth in the Registration Statement may affect the conclusions stated herein.

                  Except as provided below, this opinion is rendered to you and is for your use in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. Notwithstanding the preceding two sentences, this opinion may be relied upon by U.S. holders (as defined in the Registration Statement) who acquire the Series A Preferred Stock pursuant to the Exchange Offer. This opinion speaks only as of the date hereof, and we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressee, or to take into account changes in law, facts or any other development of which we may later become aware.

                                                 Very truly yours,

                                                 /s/ Latham & Watkins